                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6 (e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               UGI CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee Paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO OF UGI]


                                      Notice of February 27, 2001
                                       Annual Meeting and
                                       Proxy Statement ______________________

                              [LETTERHEAD OF UGI}


                                January 5, 2001

 Dear Shareholder,

   On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Tuesday, February 27, 2001. At the meeting, we will review UGI's performance for fiscal year 2000 and our expectations for the future.

   A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 2000 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

   I look forward to seeing you on February 27th and addressing your questions and comments.

                                     Sincerely,

                                     Lon R. Greenberg

                        [LETTERHEAD OF UGI CORPORATION]

                                           January 5, 2001

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of UGI Corporation will be held on Tuesday, February 27, 2001, at 10:00 a.m., at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania. Directions to The Desmond Conference Center are included in our Proxy Statement. Shareholders will consider and take action on the following matters:

     1. Election of seven directors to serve until the next annual meeting of shareholders;

     2. Ratification of the appointment of Arthur Andersen LLP as independent certified public accountants for fiscal year 2001; and

     3. Transaction of any other business that is properly raised at the meeting.

     Your Board of Directors recommends a vote "in favor of" the two proposals.

                                    Brendan P. Bovaird,
                                    Corporate Secretary

Table of Contents
                 _______________________________________________________________

    Annual Meeting Information ...........................................................................       1
           Who is entitled to vote? ......................................................................       1
           What am I voting on? ..........................................................................       1
           How does the Board of Directors recommend I vote on the proposals? ............................       1
           What does it mean if I get more than one proxy card? ..........................................       2
           How do I vote? ................................................................................       2
           What is a quorum? .............................................................................       2
           What vote is required to approve each item? ...................................................       2
           Who will count the vote? ......................................................................       2
           What are the deadlines for shareholder proposals for next year's Annual Meeting? ..............       3
           How much did this proxy solicitation cost? ....................................................       3
    Securities Ownership of Management ...................................................................       3
    Securities Ownership of Certain Beneficial Owners ....................................................       5
    Item 1-- Election of Directors .......................................................................       5
           Nominees ......................................................................................       5
           Board Committees and Meeting Attendance .......................................................       9
    Compensation of Directors ............................................................................      11
           Amended and Restated Directors' Equity Compensation Plan ......................................      12
           2000 Directors' Stock Option Plan .............................................................      12
    Report of the Audit Committee of the Board of Directors...............................................      13
    Report of the Compensation and Management Development Committee of the Board of Directors.............      13
    Corporate Performance ................................................................................      17
    Compensation of Executive Officers ...................................................................      19
           Summary of Compensation .......................................................................      19
           Option Grants in Fiscal Year 2000 ............................................................       21
           Option Exercises in Fiscal Year 2000 and Fiscal Year-End Option Values ........................      23
           Retirement Benefits ...........................................................................      24
           Severance Pay Plan for Senior Executive Employees .............................................      25
           Change of Control Arrangements ................................................................      25
           Stock Ownership Policy and Indebtedness of Management .........................................      27
    Item 2-- Ratification of Appointment of Independent Certified Public Accountants .....................      27
    Item 3-- Other Matters ...............................................................................      28
    Glossary .............................................................................................      29
    Charter of the Audit Committee of the Board of Directors of UGI Corporation                                A-1
    Directions to location of Annual Meeting

                                UGI CORPORATION
                             460 North Gulph Road
                      King of Prussia, Pennsylvania 19406

--------------------------------------------------------------------------------
                                Proxy Statement
--------------------------------------------------------------------------------

     Annual Meeting Information_________________________________

     This proxy statement contains information related to the Annual Meeting of Shareholders of UGI Corporation to be held on Tuesday, February 27, 2001, beginning at 10:00 a.m., at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, and at any postponements or adjournments thereof. Please refer to the map showing the meeting location which appears at the back of this booklet. This proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on January 5, 2001.

Who is entitled to vote? _________________________

     Shareholders owning our Common Stock on December 8, 2000, are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. Each Shareholder has one vote per share on all matters to be voted on. On December 8, 2000, there were 27,024,689 shares of Common Stock outstanding.

What am I voting on? _____________________________

     You will be asked to elect nominees to serve on the Board of Directors, and to ratify the appointment of our independent accountants for fiscal year 2001. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies will vote in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals? _____________

     The Board recommends a vote FOR each of the nominees, and FOR the ratification of the appointment of Arthur Andersen LLP as our independent certified public accountants for fiscal year 2001.

What does it mean if I get more than one proxy card? ______________

     If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete, sign and return all of the proxy cards you receive to ensure that all of your shares are voted.

How do I vote? _________________________________________

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your Proxies will vote for the persons nominated for election as directors, and in favor of ratifying the appointment of Arthur Andersen LLP as independent certified public accountants for fiscal year 2001. You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

What is a quorum? ______________________________________

     A "quorum" is the presence at the meeting, in person or represented by Proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter.

What vote is required to approve each item? ____________

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.

Who will count the vote? _______________________________

     Mellon Investor Services LLC, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What are the deadlines for shareholder proposals for next year's Annual Meeting?
__________________

     Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than September 7, 2001. If the Company does not receive notice of any other matter that a shareholder wishes to raise at the Annual Meeting in 2002 by November 21, 2001 and a matter is raised at that meeting, the Proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary.

How much did this proxy solicitation cost? _________________

     The Company has engaged Corporate Investor Communications, Inc. to solicit proxies for the Company for a fee of $6,000 plus expenses. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

     Securities Ownership of Management _____________________________

     The following table shows the number of shares of Common Stock beneficially owned by each director, by each of the executive officers named in the Summary Compensation Table on page 19, and by all directors and executive officers as a group. The table shows ownership as of November 1, 2000.

     Our subsidiary AmeriGas Propane, Inc. is the General Partner of AmeriGas Partners, L.P. The table also shows, as of November 1, 2000, the number of Common Units of AmeriGas Partners beneficially owned by each director and executive officer and by all directors and executive officers as a group. Mr. Greenberg beneficially owns approximately 1.8% of the outstanding Common Stock. Each other person named in the table beneficially owns less than 1% of the outstanding Common Stock. Directors and executive officers as a group own approximately 3.5% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. For purposes of reporting total beneficial ownership, Shares which may be acquired within 60 days of November 1, 2000 through stock option exercises are included.

------------------------------------------------------------------------------------------------------------------------------
                                 Security Ownership of Directors and Executive Officers
------------------------------------------------------------------------------------------------------------------------------
                               Aggregate Number                                                    Aggregate Number of
                               of Shares of UGI                                                          AmeriGas
                                 Common Stock            Units Held                                   Partners, L.P.
                                 Beneficially         Under Directors'          Exercisable            Common Units
           Name                   Owned (1)            Equity Plan (2)     Options for UGI Stock  Beneficially Owned (1)
------------------------------------------------------------------------------------------------------------------------------
James W. Stratton                   1,862  (3)            10,789                   9,000                  1,000  (3)
------------------------------------------------------------------------------------------------------------------------------
David I. J. Wang                   14,862                  9,734                   9,000                 10,000
------------------------------------------------------------------------------------------------------------------------------
Richard C. Gozon                    6,862                 14,000                   9,000                  5,000
------------------------------------------------------------------------------------------------------------------------------
Stephen D. Ban                      7,558  (4)             7,289                   6,900                      0
------------------------------------------------------------------------------------------------------------------------------
Lon R. Greenberg                  125,778  (5)                 0                 350,209                  6,500  (5)
------------------------------------------------------------------------------------------------------------------------------
Marvin O. Schlanger                 2,234                  4,024                   4,000                  1,000  (6)
------------------------------------------------------------------------------------------------------------------------------
Thomas F. Donovan                   1,834                  2,022                   4,000                  1,000
------------------------------------------------------------------------------------------------------------------------------
Anne Pol                            1,564                  5,436                   4,000                      0
------------------------------------------------------------------------------------------------------------------------------
Anthony J. Mendicino               44,435  (7)                 0                  30,000                 10,000  (7)
------------------------------------------------------------------------------------------------------------------------------
Robert J. Chaney                   41,520  (8)                 0                  92,528                      0
------------------------------------------------------------------------------------------------------------------------------
Eugene V.N. Bissell                38,788  (9)                 0                   4,000                 12,750  (9)
------------------------------------------------------------------------------------------------------------------------------
Brendan P. Bovaird                 23,255  (10)                0                  35,007                  1,000  (10)
------------------------------------------------------------------------------------------------------------------------------
Directors and executive
officers as a group (13           327,688                 53,294                 607,644                 48,250
persons)

------------------------------------------------------------------------------------------------------------------------------

(1)  Sole voting and investment power unless otherwise specified.

(2) The Amended and Restated Directors' Equity Compensation Plan provides that Units will be converted to Shares and paid out to directors upon their retirement or termination of service.

(3)  Mr. Stratton's Shares and Common Units are held jointly with his spouse.

(4)  Dr. Ban's Shares are held jointly with his spouse.

(5) Mr. Greenberg holds 88,220 Shares jointly with his spouse and 5,518 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2000 statements. Mr. Greenberg's adult children hold 4,500 of the Common Units shown.

(6)  Mr. Schlanger's spouse holds all Common Units shown.

(7)  Mr. Mendicino holds 86 Shares and all Common Units jointly with his spouse.

(8)  Mr. Chaney holds 27,361 Shares jointly with his spouse.

(9)  Mr. Bissell's Shares and Common Units are held jointly with his spouse.

(10) Mr. Bovaird holds 12,993 Shares jointly with his spouse and 3,262 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2000 statements. Mr. Bovaird's Common Units are held jointly with his spouse.

Section 16 (a) -- Beneficial Ownership Reporting Compliance ____________________

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company to send reports of their ownership of Shares and changes in ownership to the Securities and Exchange Commission. Based on our records, we believe that during Fiscal 2000 our directors and officers complied with all SEC filing requirements applicable to them, except that Mr. Chaney inadvertently filed one Form 4 after the reporting deadline. The transaction which was not reported on a timely basis was a single open market purchase of Shares made in fiscal 2000 to comply with the Company's Stock Ownership Policy for executives.

     Securities Ownership of Certain Beneficial Owners _______________

     The following table shows information regarding each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The ownership information below is based on information reported on Form 13F as filed with the Securities and Exchange Commission in November 2000 for the quarter ended September 30, 2000.

-------------------------------------------------------------------------------------------------------------------
                                 Securities Ownership of Certain Beneficial Owners
-------------------------------------------------------------------------------------------------------------------
          Title of                     Name and Address of                 Amount and Nature of        Percent of
           Class                         Beneficial Owner                  Beneficial Ownership         Class (1)
-------------------------------------------------------------------------------------------------------------------
       Common Stock               Sasco Capital, Inc.                            1,504,700                5.57%
                                  10 Sasco Hill Road
                                  Fairfield, CT 06430
-------------------------------------------------------------------------------------------------------------------
       Common Stock               Snyder Capital Management LP
                                  350 California Street, Suite 1460              2,559,600                9.47%
                                  San Francisco, CA 94104-1436
-------------------------------------------------------------------------------------------------------------------

(1) Based on 27,024,689 Shares of Common Stock issued and outstanding at December 8, 2000.

--------------------------------------------------------------------------------
                        Item 1 -- Election of Directors
--------------------------------------------------------------------------------


     Nominees _____________________________________________________________

     Seven directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. Seven members of the

Board of Directors elected at last year's annual meeting are standing for election this year. Mr. David I.J. Wang will retire from the Board at the end of the current term. The nominees are as follows:

--------------------------------------------------------------------------------
James W. Stratton
Director since 1979
Age 64
--------------------------------------------------------------------------------

     Mr. Stratton is the Chairman, Chief Executive Officer, and a director of Stratton Management Company (since 1972), an investment advisory firm. He is also Chairman and a director of EFI, a financial services firm (since 1979). Mr. Stratton serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Stratton Growth Fund, Inc.; Stratton Monthly Dividend REIT Shares, Inc.; Stratton Small-Cap Value Fund; Teleflex, Inc.; and BE&K, Inc.


--------------------------------------------------------------------------------
Richard C. Gozon
Director since 1989
Age 62
--------------------------------------------------------------------------------

     Mr. Gozon is Executive Vice President of Weyerhaeuser Company (an integrated forest products company), a position he has held since 1994. He was formerly Director (1984 to 1993), President and Chief Operating Officer of Alco Standard Corporation (a provider of paper and office products) (1988 to 1993); Executive Vice President and Chief Operating Officer (1987); Vice President (1982 to 1988); and President (1979 to 1987) of Paper Corporation of America. He also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; AmeriSource Health Corporation; and Triumph Group, Inc.


--------------------------------------------------------------------------------
Stephen D. Ban
Director since 1991
Age 60
--------------------------------------------------------------------------------

     Dr. Ban is the past President and Chief Executive Officer of the Gas Research Institute (gas industry research and development funded by distributors, transporters, and producers of natural gas), a position he held from April 1987 through December 1999. He formerly served as Executive Vice President. Prior to coming to GRI in 1981, he was Vice President, Research and Development of Bituminous Materials, Inc. Dr. Ban also serves as a director of UGI Utilities, Inc. and Energen Corporation.

--------------------------------------------------------------------------------
Lon R. Greenberg
Director since 1994
Age 50
--------------------------------------------------------------------------------

     Mr. Greenberg has been Chairman of the Board of Directors of UGI since August 1996, Chief Executive Officer since August 1995, and President since 1994. He was formerly Vice Chairman of the Board from 1995 to 1996, and Senior Vice President--Legal and Corporate Development from 1989 to 1994. Mr. Greenberg also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; and Mellon PSFS Advisory Board.


--------------------------------------------------------------------------------
Marvin O. Schlanger
Director since 1998
Age 52
--------------------------------------------------------------------------------

     Mr. Schlanger is Chairman of the Board of Resolution Performance Products, Inc. (a global producer and marketer of intermediate and specialty chemicals) (November 2000 to present). Mr. Schlanger is also a Principal in the firm of Cherry Hill Chemical Investments, L.L.C. (management services and capital for chemical and allied industries) (October 1998 to present). He has served as interim President of OneChem, Ltd. (1999 to 2000). Mr. Schlanger was previously President and Chief Executive Officer (May 1998 to October 1998), Executive Vice President and Chief Operating Officer (1994 to May 1998) and a director (1994 to
1998) of ARCO Chemical Company. He also held the position of Senior Vice President of ARCO Chemical Company and President of ARCO Chemical Americas Company (1992 to 1994). Mr. Schlanger also serves as a director of UGI Utilities, Inc.; OneChem, Ltd.; and Wellman, Inc.


--------------------------------------------------------------------------------
Thomas F. Donovan
Director since 1998
Age 67
--------------------------------------------------------------------------------

     Mr. Donovan retired as Vice Chairman of Mellon Bank on January 31, 1997, a position he had held since 1988. He continues to serve as an advisory board member to Mellon Bank Corp. Mr. Donovan also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Nuclear Electric Insurance Co.; and Merrill Lynch International Bank, Ltd.

--------------------------------------------------------------------------------
Anne Pol
Director 1993 through 1997 and
since December 1999
Age 53
--------------------------------------------------------------------------------

     Mrs. Pol is Senior Vice President, Thermo Electron Corporation (environmental monitoring and analytical instruments and a major producer of recycling equipment, biomedical products and alternative energy systems), a position she has held since 1998. She previously served as Vice President (1996 to 1998). As Senior Vice President, she is responsible for Human Resources, Government Relations, Information Technology and the Thermo Coleman Group of companies. Mrs. Pol also served as President, Pitney Bowes Shipping and Weighing Systems Division, a business unit of Pitney Bowes Inc. (mailing and related business equipment) (1993 to 1996); Vice President, New Product Programs in the Mailing Systems Division of Pitney Bowes Inc. (1991 to 1993); and Vice President, Manufacturing Operations in the Mailing Systems Division of Pitney Bowes Inc. (1990 to 1991).

     Board Committees and Meeting Attendance _______________________

     The Board of Directors has four committees, the Audit, Compensation and Management Development, Executive/Nominating, and Planning and Finance Committees. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.

          -------------------------------------------------------------------------------------------
                          Committee Membership and Meetings Held in Fiscal 2000
          -------------------------------------------------------------------------------------------
                                         Compensation
                                             and                               Planning
                                          Management        Executive/           and
          Name               Audit       Development        Nominating         Finance
          -------------------------------------------------------------------------------------------
          J. W. Stratton                                        X*               X
          -------------------------------------------------------------------------------------------
          D. I. J. Wang                      X                  X                X*
          -------------------------------------------------------------------------------------------
          R. C. Gozon                                           X*
          -------------------------------------------------------------------------------------------
          S. D. Ban                          X/1/
          -------------------------------------------------------------------------------------------
          L. R. Greenberg                                       X                X
          -------------------------------------------------------------------------------------------
          T. F. Donovan/2/      X*           X
          -------------------------------------------------------------------------------------------
          M. O. Schlanger/3/    X
          -------------------------------------------------------------------------------------------
          A. Pol                X
          -------------------------------------------------------------------------------------------
          No. of Meetings in
          Fiscal 2000**         2            3                  1                2
          -------------------------------------------------------------------------------------------

          X    Member
          *    Chairperson
          **   The Board held 8 meetings in Fiscal 2000. All directors attended at all meetings of the Board of Directors and Committees of the Board.

_______________________

/1/ Dr. Ban served as Chairperson of the Audit Committee until July 31, 2000.

/2/ Mr. Donovan was appointed Chairperson of the Audit Committee effective
    August 1, 2000.

/3/ Mr. Schlanger was appointed to the Audit Committee effective August 1, 2000.


Audit Committee______________________________

 . Oversees the Company's financial reporting process and the adequacy of its controls relative to financial and business risk.

 . Monitors the independence of the Company's independent public accountants and the performance of the independent public accountants and the internal audit staff.

 . Recommends to the Board the engagement or replacement of the Company's independent public accountants.

 . Provides a means for open communication among the Company's independent public accountants, management, internal audit staff and the Board.


Compensation and Management Development Committee________________________

 . Establishes executive compensation policies and programs.

 . Recommends to the Board base salaries and target bonus levels for executive officers.

 . Reviews the Company's management development and succession planning policies.

 . Approves the awards and payments to be made to employees of the Company and its subsidiaries under its long-term compensation plans.

 . Makes recommendations to the Board of Directors concerning outside director compensation.


Executive/Nominating Committee______________

 . Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

 . Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

 . Considers as nominees for director qualified persons recommended by directors, management and shareholders. Written recommendations for director nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company's bylaws do not permit Shareholders to nominate candidates from the floor at an annual meeting without notifying the Corporate Secretary 45 days prior to the anniversary of the mailing date of the Company's proxy statement for the previous year's annual meeting. Notification must include certain information detailed in the Company's bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.

Planning and Finance Committee_______________

 . Reviews the overall business and financial planning of the Company and its capital expenditures and operating budgets.


     Compensation of Directors ______________

The table below shows the components of director compensation for Fiscal 2000.

       ---------------------------------------------------------------------------------------------------------
                                              Directors' Compensation (1)
       ---------------------------------------------------------------------------------------------------------
                                                                          Cash                Equity
                                                                       Component (2)         Component
       ---------------------------------------------------------------------------------------------------------
        Annual retainer                                                 $ 18,500 (3)        169 Shares (3)
                                                                                            630 Units (4)
                                                                                          4,000 Options (5)
       ---------------------------------------------------------------------------------------------------------
        Annual retainer for Committee Chair                             $  2,500
       ---------------------------------------------------------------------------------------------------------
        Annual retainer for Executive/
        Nominating Committee member                                     $  1,500                --
       ---------------------------------------------------------------------------------------------------------
        Board attendance fee (per meeting)                              $  1,000                --
       ---------------------------------------------------------------------------------------------------------
        Committee attendance fee (per meeting)                          $  1,000                --
       ---------------------------------------------------------------------------------------------------------
        Fee for special service related to Board business               $  1,000                --
         rendered at the request of the Chairman of the Board
       ---------------------------------------------------------------------------------------------------------

       (1) A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any Committee of the Board.

       (2) Directors can defer, until they leave the Board or reach age 70, the receipt of all or a part of the cash retainers and fees payable to them for services as a director. Messrs. Ban, Gozon and Schlanger, and Mrs. Pol elected this deferral option.

       (3) $18,500 of the annual retainer of $22,000 is paid in cash and $3,500 is paid in whole shares of Common Stock pursuant to the Amended and Restated Directors' Equity Compensation Plan described below. Fractional Shares are paid in cash. Each Share had a fair market value of $20.625 on January 1, 2000.

       (4) An award of Units was made effective January 1, 2000 pursuant to the Amended and Restated Directors' Equity Compensation Plan described below.

       (5) An award of options for the purchase of UGI Common Stock was made effective January 1, 2000 pursuant to the 2000 Directors' Stock Option Plan described below. These options are immediately exercisable.

Amended and Restated Directors' Equity Compensation Plan_________

     The Amended and Restated Directors' Equity Compensation Plan provides for annual awards to directors of (i) shares of Common Stock and (ii) 630 Units. A Unit represents an interest equivalent to one share of Common Stock. Directors' annual retainer fees in excess of $18,500 are paid in Common Stock. The fair market value of the Stock is determined as of the first day of the calendar year. The Stock is issued promptly after the first meeting of the Board of Directors in each calendar year. The amount of the annual retainer fee and the corresponding grant of Stock is prorated for any director who commences service during a calendar year. Fractional shares are paid in cash. Prior to the beginning of each calendar year, participants may elect to defer any portion of their meeting fees and the cash portion of their annual retainer into Units.

     All whole Units credited to a director earn dividend equivalents on each record date for the payment of a dividend by the Company on its Common Stock. A dividend equivalent is an amount determined by multiplying the number of Units credited to a participant's account by the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. Accrued dividend equivalents are converted to additional whole Units annually, on the last day of the calendar year.

     All Units and dividend equivalents are fully vested when credited to the participant's account. Account balances become payable in Shares upon retirement or termination of service, unless the director elected to defer receipt of those benefits.

2000 Directors' Stock Option Plan____________

The 2000 Directors' Stock Option Plan provides for stock option grants to non-employee directors. The number of options to be granted is determined by the Compensation and Management Development Committee of the Board, subject to Board approval. In making awards, the Committee relies on management recommendations made in consultation with the Company's independent compensation consultants. No participant may be granted options relating to more than 10,000 Shares in any calendar year. Except as otherwise provided by the Committee, all options granted under the Plan will be fully vested on the date of grant. The option price per Share may not be less than 100% of fair market value of the Stock on the effective date of the option.

Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation and Management Development Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Report of the Audit Committee of the Board of Directors

  The Audit Committee is composed of three directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Board has adopted a written Audit Committee charter, a copy of which is included as an appendix to this Proxy Statement.

  The Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for fiscal 2000. In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61,"Communication with Audit Committees."

  The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants' independence from the Company, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." These disclosures have been reviewed by the Committee and discussed with the independent accountants.

  Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000 for filing with the Securities and Exchange Commission.

Audit Committee

Thomas F. Donovan, Chairman
Anne Pol
Marvin O. Schlanger

  Report of the Compensation and Management Development Committee of The Board of Directors ____________________________

Role of the Committee______________________________

     The Committee establishes and oversees the Company's executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to executive officers. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically we solicit and receive recommendations and advice from independent third party compensation consultants. Towers Perrin has acted in this capacity since 1986. Compensation for the chief executive officers of each of UGI Utilities, Inc. and AmeriGas Propane, Inc. is determined by the Compensation Committee and Board of Directors of those companies under the same process described in this report.

Executive Compensation Program______________________

     The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company's shareholders.

     Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of (i) base salary and (ii) annual bonus opportunity under the Company's Annual Bonus Plan. Through fiscal year 2000, equity based opportunities were provided on a long-term basis under the Company's 1997 Stock Option and Dividend Equivalent Plan. A new long-term equity based plan, the 2000 Stock Incentive Plan, was approved by shareholders at the February 2000 Annual Meeting and will be the principal source of long-term compensation for executive officers in the future.

     The Committee determines base salary ranges for executive officers based upon competitive pay practices in the businesses and industries in which the Company competes. The base salary ranges for all executive officers were set at the 50th percentile of the survey companies. For fiscal year 2000, as has been the practice in the past, the Committee reviewed a report from Towers Perrin which compared base salary ranges for executive officers with base salary ranges for similar positions as reported in published survey results in Towers Perrin's Executive Compensation Database, the American Gas Association's Executive Compensation Survey, and Towers Perrin's Industry Executive Compensation Database (formerly known as Edison Electric Institute's Executive Compensation Survey). This comparison was weighted to reflect the Company's approximate business mix.

     Annually the Committee recommends to the Board of Directors changes in actual salaries of executive officers based on judgments of past performance, job duties, scope and responsibilities, and expected future contributions. The most recent past performance is the prime determinant.

     The Committee also oversees the Company's Annual Bonus Plan for executive officers. We establish challenging objectives based on business targets. For Messrs. Greenberg, Mendicino, and Bovaird, the sole objective in 2000 was achieving financial performance for the Company. Mr. Bissell is covered under the AmeriGas Propane, Inc. Annual Bonus Plan. Mr. Bissell had a combination of financial and business performance objectives. Of these objectives, the financial objective has the greatest weight. Mr. Chaney is covered under the UGI Utilities, Inc. Annual Bonus Plan. For Mr. Chaney, the sole objective was achieving the financial performance goal for UGI Utilities, Inc.

     Each year, after completion of the audit of the Company's financial statements, the Committee reviews business results and determines and recommends to the Board cash bonus payments under the terms of the Annual Bonus Plan. The financial objective for fiscal year 2000 for UGI Corporation executives was achievement of targeted earnings per share. For executives whose sole objective is achieving a financial performance goal, bonus payments are subject to a maximum 15% adjustment of the calculated bonus based on the individual's contribution having a significant impact on corporate performance. In addition, the financial performance factor is subject to a maximum 10% adjustment based on the positive or negative contribution from UGI Corporation (other than utility and domestic propane business performance) on overall Company financial performance. During fiscal year 2000, the financial objective for UGI Utilities, Inc. was net earnings after preferred stock dividends. For AmeriGas Propane, the financial objective was earnings before interest, taxes, depreciation and amortization ("EBITDA"), while business performance objectives measured improvement in customer growth, customer satisfaction and employee satisfaction.

     Periodically the Committee reviews the overall competitiveness of the Annual Bonus Plan with its compensation consultant. For 2000, using the published survey sources and methodology previously identified, the Annual Bonus Plan target bonus opportunity for each executive remained at the 75th percentile of the survey companies. The 75th percentile level was determined to be appropriate in light of the Committee's view that the annual bonus opportunities should have a high reward potential to recognize the difficulty of achieving the annual goals and the significant corporate impact of doing so.

     The Committee believes that the Company competes for key executives from a broad pool of companies. This pool of companies is much larger than the group of peer companies against which total shareholder return would typically be compared. Therefore, the survey companies used to determine competitive pay practices and establish base salary ranges as well as Annual Bonus Plan target opportunities are not the same as the group of peer companies shown in the "Corporate Performance" section of this Proxy Statement.

     The Committee oversees the Company's long-term equity based plans. The new 2000 Plan is an omnibus plan that permits grants of (i) stock options, (ii) dividend equivalents, and (iii) restricted stock. All dividend equivalents and restricted stock grants will be subject to objective, performance-based goals. The 2000 Plan is intended to provide a strong incentive for improved financial performance and greater flexibility in establishing incentives than was afforded under the Company's prior long-term compensation plans. The Committee will select performance criteria designed to reconfirm the Company's long-standing goal of providing superior shareholder returns. The Committee expects to make the initial awards under the 2000 Plan during fiscal year 2001.

Fiscal Year 2000 CEO Compensation____________________

     The compensation for Mr. Greenberg recommended to the Board of Directors was based upon a number of factors and criteria. These include the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report.

     Base Salary. For 2000, the Committee determined that Mr. Greenberg's base salary be increased by 7.14% over the level set for fiscal year 1999. The Committee's determination was based on Mr. Greenberg's position in salary range, his overall leadership and his performance in achieving strategic goals and minimizing the impact of adverse weather conditions on the Company's performance. Mr. Greenberg was not separately compensated in his base salary for his responsibilities as Chief Executive Officer of AmeriGas Propane while he served in that capacity.

     Annual Bonus. For 2000, Mr. Greenberg earned the annual bonus shown on page 19 based on the Company's fiscal year 2000 earnings per share, which were higher than fiscal year 1999 earnings, excluding one-time merger fee income of $0.40 per share in 1999, but lower than targeted levels.

     Long-Term Incentive. During fiscal 2000, after consultation with Towers Perrin, the Board made a grant of 225,000 options under the 1997 Stock Option and Dividend Equivalent Plan to Mr. Greenberg. This grant is based on competitive long-term incentive award levels. The options will vest in equal increments over three years. There are no corresponding dividend equivalents associated with these options.

Policy on Deductibility of Compensation____________

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to the Chief Executive Officer and the other Named Executive Officers unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by shareholders. The 2000 Plan has been designed to meet the requirements of Section 162(m).

     To the extent possible, the Committee intends to preserve deductibility of compensation, but it may choose to provide compensation that is not deductible in order to maximize shareholder return and to retain and reward high-performing executives.

      Compensation and Management
      Development Committee

      Richard C. Gozon, Chairman
      Thomas F. Donovan
      David I. J. Wang

Corporate Performance __________________________________________

     The line graph shown below shows a five-year comparison of the cumulative total shareholder return on the Common Stock of the Company as compared to the cumulative total return of three other indexes: the S&P 500 Index, the S&P Utilities Index, and a peer group of diversified utilities referred to as the "1997 SODEP Peer Index."* The Company no longer uses the 1997 SODEP Peer Index to measure performance under its long-term compensation plan. In addition, the companies comprising the S&P Utilities Index now substantially mirror the companies comprising the 1997 SODEP Peer Index. For these reasons, the Company intends to measure its performance against the S&P Utilities Index in the future. The graph covers the five years ended September 30, 2000. The annualized returns reflected in the graph for the Company, the S&P 500 Index, the 1997 SODEP Peer Index , and the S&P Utilities Index were 10.11%, 21.69%, 17.75%, and 17.88% respectively.

                                    [GRAPH]


-------------------------------------------------------------------------------------------------------------
                                       1995         1996         1997         1998         1999         2000
-------------------------------------------------------------------------------------------------------------
 UGI Corporation                      100.00       121.42       151.52       134.17       144.24       161.84
 S&P 500                              100.00       120.33       169.00       184.29       235.53       266.82
 1997 SODEP Peer Index                100.00       108.09       122.83       161.11       158.35       226.40
 S&P Utilities Index                  100.00       107.44       122.83       159.35       157.56       227.71
-------------------------------------------------------------------------------------------------------------

The performance illustrated assumes that $100 was invested in UGI Common Stock and each index on September 30, 1995, and that all dividends were reinvested.


* The 1997 SODEP Peer Index includes American Electric Power Company, Inc., Cinergy Corp., The Coastal Corporation, Columbia Energy Group (previously The Columbia Gas System, Inc.), Consolidated Edison, Inc., Constellation Energy Group (previously Baltimore Gas and Electric Company)(1), CP&L, Energy, Inc. (previously Carolina Power & Light Company), Dominion Resources, Inc., DTE Energy Company, Duke Energy Corporation (previously Duke Power Company), Eastern Enterprises, Edison International, Enron Corp., Entergy Corporation, Exelon Corporation (previously PECO Energy Company), FPL Group, Inc., GPU, Inc., Niagara Mohawk Holdings Inc. (previously Niagara Mohawk Power Corporation), NICOR Inc., ONEOK, Inc., Peoples Energy Corporation, PG&E Corporation, PPL Corporation (previously PP&L Resources, Inc.), Public Service Enterprise Group Incorporated, Reliant Energy, Inc. (previously Houston Industries Incorporated), The Southern Company, TXU Corp. (previously Texas Utilities Company), Unicom Corporation, The Williams Companies, Inc., Xcel Energy, Inc. (previously Northern States Power Company).

      Previously, Central and South West Corporation, Consolidated Natural Gas Company, NorAm Energy Corp., Ohio Edison Company, Pacific Enterprises, Pacificorp, PanEnergy Corp., Sonat Inc., and Union Electric Company were included in the 1997 SODEP Peer Index. These entities have formed business combinations with other companies.

/(1)/ On April 30, 1999, Baltimore Gas and Electric Company was reorganized into a holding company structure.

     Compensation of Executive Officers___________________________

Summary of Compensation___________________________

   The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers.

                                                  Summary Compensation Table
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Long Term Compensation
-------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                   Awards                Payouts
-------------------------------------------------------------------------------------------------------------------------------
                                                                                     Securities
                                                            Other                      Under-                          All
                                                            Annual    Restricted       lying                          Other
   Name and Principal     Fiscal             Bonus (1)     Compen-       Stock        Options/         LTIP       Compen-sation
        Position           Year    Salary                 sation (2)  Awards (3)        SARs          Payouts          (4)
-------------------------------------------------------------------------------------------------------------------------------
Lon R. Greenberg            2000  $640,662  $  262,836      $13,092     $      0   225,000  (5a)    $         0        $20,417
 Chairman, President        1999  $587,139  $  266,776      $11,359     $611,260   225,000  (5b)    $         0        $18,273
 and Chief Executive        1998  $559,616  $  225,000      $ 8,209     $      0         0          $         0        $22,154
 Officer
-------------------------------------------------------------------------------------------------------------------------------
Anthony J. Mendicino        2000  $271,953  $   79,715      $     0     $      0    45,000  (5a)    $         0        $ 4,868
 Vice President -           1999  $247,499  $   77,740      $     0     $305,625         0          $         0
 Finance and Chief          1998  $  7,615  $    9,281      $     0     $      0    30,000  (5c)    $         0        $ 5,778
 Financial Officer (6)                                                                                                 $     0
-------------------------------------------------------------------------------------------------------------------------------
Eugene V. N. Bissell        2000  $245,366  $   59,253      $ 3,142     $      0    28,000  (5a)    $         0        $31,886
 President and Chief                                                                12,750  (5d)
 Executive Officer,         1999  $194,335  $   54,668      $ 1,706     $142,625         0          $   386,250 (7)    $21,900
 AmeriGas Propane,          1998  $179,728  $   40,545      $ 2,069     $      0         0          $         0        $19,175
 Inc. (8)
-------------------------------------------------------------------------------------------------------------------------------
Robert J. Chaney            2000  $264,307  $  141,570      $ 5,898     $      0    45,000  (5a)    $         0        $ 7,569
 President and Chief        1999  $221,445  $   72,109      $ 7,817     $142,625     5,556  (5c)    $         0        $ 5,742
 Executive Officer,         1998  $171,801  $   33,777      $ 4,528     $      0     8,333  (5c)    $         0        $ 5,023
 UGI Utilities, Inc.
-------------------------------------------------------------------------------------------------------------------------------
Brendan P. Bovaird          2000  $210,392  $   49,349      $ 6,332            0   28,000   (5a)    $         0        $ 5,927
 Vice President and         1999  $189,600  $   53,048      $14,399     $142,625        0           $         0        $ 5,215
 General Counsel            1998  $176,677  $   42,188      $ 4,075     $      0        0           $         0        $ 5,425
-------------------------------------------------------------------------------------------------------------------------------

(1) Bonuses earned under the Annual Bonus Plan are for the year reported, regardless of the year paid. The Company's Annual Bonus Plan is based on the achievement of business and/or financial performance objectives which support business plans and goals. Bonus opportunities vary by position and for Fiscal 2000 ranged from 0% to 161% of base salary for Mr. Greenberg, 0% to 115% for Mr. Mendicino, 0% to 102% for Mr. Bissell, 0% to 78% for Mr. Chaney, and 0% to 92% for Mr. Bovaird.

(2) Amounts represent tax payment reimbursements for certain benefits.

(3) On June 4, 1999, the Board of Directors of UGI Corporation approved restricted Stock awards to certain executives of the Company. The dollar values shown above represent the aggregate value of each award on the date of grant, determined by multiplying the number of shares awarded by the closing price of UGI Common Stock on the New York Stock Exchange on June 4, 1999. Holders of restricted Shares have the right to vote and to receive dividends during the restriction period.

   Based on the closing stock price of UGI Common Stock on the New York Stock Exchange on September 30,

    2000, Mr. Greenberg's 30,000 share grant had a market value of $727,500; Mr. Mendicino's 15,000 share grant had a market value of $363,750; and the 7,000 share grant to each of Messrs. Bissell, Chaney and Bovaird had a market value of $169,750.

(4) Amounts represent Company contributions in accordance with the provisions of the UGI Utilities, Inc. Employee 401(k) Savings Plan or, for Mr. Bissell, the AmeriGas Propane, Inc. Employee 401(k) Savings Plan and allocations under the Supplemental Executive Retirement Plan. During fiscal years 2000, 1999 and 1998, the following contributions were made to the Named Executives: (i) under the Employee Savings Plan: For each of Messrs. Greenberg and Chaney, $3,825, $3,600 and $3,600; Mr. Mendicino, $3,825, $3,600 and $107; Mr. Bissell, $9,424, $5,000 and $5,148; Mr. Bovaird,
     $3,825, $3,509 and $3,600; and (ii) under the Supplemental Executive Retirement Plan: Mr. Greenberg, $16,592, $14,673 and $18,554; Mr. Mendicino, $1,043, $2,178 and $0; Mr. Chaney, $3,744, $2,142 and $1,423;
     Mr. Bovaird, $2,102, $1,706 and $1,825; and Mr. Bissell, $22,462, $16,900
     and $14,027.

(5) (a) Non-qualified stock options granted January 1, 2000 under the 1997 SODEP without the opportunity to earn dividend equivalents.

     (b) Non-qualified stock options granted on June 4, 1999 under the 1997 SODEP without the opportunity to earn dividend equivalents described below.

     (c) Non-qualified stock option grants made under the 1997 SODEP, which included the opportunity for participants to earn dividend equivalents, subject to a comparison of the total return on a share of the Company's Common Stock with the total return achieved by each member of the 1997 SODEP Peer Group over a three-year period beginning January 1, 1997 and ending December 31, 1999. No dividend equivalents were earned for these options.

     (d) Non-qualified stock options granted July 25, 2000 under the 1997 SODEP without the opportunity to earn dividend equivalents.

(6) Mr. Mendicino was elected Vice President - Finance and Chief Financial Officer on September 8, 1998.

(7) Payout under the performance-based AmeriGas Propane, Inc. Long-Term Incentive Plan. The performance contingency was satisfied May 18, 1999 when fifty percent of the Subordinated Units of AmeriGas Partners, L.P. converted to Common Units in accordance with the Partnership Agreement, based on Partnership financial and operating performance. The award was made partially in Common Units (approximately 60%) and partially in cash (approximately 40%). Mr. Bissell received 11,250 Common Units.

(8) Mr. Bissell was elected President and Chief Executive Officer of AmeriGas Propane, Inc. effective July 1, 2000.

Option Grants in Fiscal 2000__________________

  The table below shows option grants to each of the Named Executives:

------------------------------------------------------------------------------------------------------------------------
                                                  Option Grants in Fiscal 2000
------------------------------------------------------------------------------------------------------------------------
                                                                                                             Grant Date
                                              Individual Grants                                                  Value
------------------------------------------------------------------------------------------------------------------------
                              Number of           % of Total
                             Securities            Options
                             Underlying            Granted to                                                Grant Date
                               Options            Employees in        Exercise or        Expiration            Present
          Name                 Granted            Fiscal 2000(1)      Base Price            Date             Value (3)
------------------------------------------------------------------------------------------------------------------------
Lon R. Greenberg               225,000  (2)            29%              $20.625          12/31/09      $  678,980  (3a)
------------------------------------------------------------------------------------------------------------------------
Anthony J. Mendicino            45,000  (2)             6%              $20.625          12/31/09      $  135,796  (3a)
------------------------------------------------------------------------------------------------------------------------
Eugene V.N. Bissell             28,000  (2)             5%              $20.625          12/31/09      $   84,495  (3a)
                                12,750  (4)                             $21.750           7/24/10      $   43,660  (3b)
------------------------------------------------------------------------------------------------------------------------
Robert J. Chaney                45,000  (2)             6%              $20.625          12/31/09      $  135,796  (3a)
------------------------------------------------------------------------------------------------------------------------
Brendan P. Bovaird              28,000  (2)             4%              $20.625          12/31/09      $   84,495  (3a)
------------------------------------------------------------------------------------------------------------------------

(1) A total of 766,750 options were granted to employees and executive officers of the Company during fiscal year 2000 under the 1997 SODEP and the 1992 Non-Qualified Stock Option Plan. Under the 1992 Non-Qualified Stock Option Plan, the option exercise price is not less than 100% of the fair market value of UGI's Common Stock on the date of grant. These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Options under the 1992 Plan are nontransferable and generally exercisable only while the optionee is employed by the Company or an affiliate. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI's Common Stock.

(2) Non-qualified stock options granted effective January 1, 2000 under the 1997 SODEP. This grant does not include the opportunity to earn dividend equivalents. The option exercise price is the fair market value of UGI's Common Stock determined on the date of the grant. These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Options granted under the Plan are nontransferable and are generally exercisable only while the optionee is employed by the Company or an affiliate. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI's Common Stock.

(3) Based on the Black-Scholes options pricing model. The assumptions used in calculating the grant date present value are as follows:

----------------------------------------------------------------------------------------------------------
(a)  .  Three years of closing monthly         (b)  .  Three years of closing monthly stock price
        stock price observations were used to          observations were used to calculate the stock
        calculate the stock volatility and             volatility and dividend yield assumptions.
        dividend yield assumptions.
-----------------------------------------------------------------------------------------------------------
     .  Stock volatility          23.89%            .  Stock volatility                      28.68%
-----------------------------------------------------------------------------------------------------------
     .  Stock's dividend yield     6.22%            .  Stock's dividend yield                 6.43%
-----------------------------------------------------------------------------------------------------------
     .  Length of option term     10 years          .  Length of option term                  10 years
-----------------------------------------------------------------------------------------------------------
     .  Annualized                 6.79%            .  Annualized risk-free interest rate     6.21%
          risk-free interest rate                          interest rate
-----------------------------------------------------------------------------------------------------------
     .  Discount of risk of         3% per year     .  Discount of risk of forfeiture            3% per year
          forfeiture
-----------------------------------------------------------------------------------------------------------

    All options were granted at fair market value. The actual value, if any, the executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. There is no assurance that the value realized by the executive will be at or near the value estimated by the Black-Scholes model.

(4) Non-qualified stock options granted effective July 25, 2000 under the 1997 SODEP. This grant does not include any dividend equivalents. The option exercise price is the fair market value of UGI's Common Stock determined on the date of the grant. These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Options granted under the Plan are nontransferable and are generally exercisable only while the optionee is employed by the Company or an affiliate. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI's Common Stock.

Option Exercises in Fiscal 2000
and Fiscal Year-End Option Values____________________


The table below shows the number and value of stock options (exercised and unexercised) for each of the Named Executives:

----------------------------------------------------------------------------------------------------------------------------
                                             Option Exercises in Fiscal 2000
                                            And Fiscal Year-End Option Values
----------------------------------------------------------------------------------------------------------------------------
                                                                                                   Value of
                            Number of                    Number of Securities                    Unexercised
                              Shares                    Underlying Unexercised                   In-The-Money
                           Acquired on     Value              Options at                          Options at
          Name               Exercise     Realized          Fiscal Year End                    Fiscal Year End*
----------------------------------------------------------------------------------------------------------------------------
                                                        Exercisable     Unexercisable    Exercisable        Unexercisable
----------------------------------------------------------------------------------------------------------------------------
 Lon R. Greenberg                     0          $0        93,959          168,750     $  387,581  (1)      $ 653,906  (3)
                                                          200,000          225,000     $  325,000  (2)      $ 815,625  (4)
                                                           56,250                      $  217,969  (3)
----------------------------------------------------------------------------------------------------------------------------
 Anthony J. Mendicino                 0          $0        30,000           45,000     $   56,250  (5)      $ 163,125  (4)
----------------------------------------------------------------------------------------------------------------------------
 Eugene V.N. Bissell                  0          $0         4,000            1,000     $   14,500  (6)      $   3,625  (6)
                                                                            12,750                          $  31,875  (7)
                                                                            28,000                          $ 101,500  (4)
----------------------------------------------------------------------------------------------------------------------------
 Robert J. Chaney                     0          $0        43,639           45,000     $  180,011  (1)      $ 163,125  (4)
                                                           35,000                      $   56,875  (2)
                                                            8,333                      $   15,624  (5)
                                                            5,556                      $   16,668  (8)
----------------------------------------------------------------------------------------------------------------------------
 Brendan P. Bovaird                   0          $0         5,007           28,000     $   20,654  (1)      $ 101,500  (4)
                                                           30,000                      $   48,750  (2)
----------------------------------------------------------------------------------------------------------------------------

*   The fiscal 2000 year-end closing stock price was $24.25.

(1) Value is calculated using the difference between $20.125 (1992 SODEP option price) and $24.25 multiplied by the number of Shares underlying the option.

(2) Value is calculated using the difference between $22.625 (1997 SODEP option grant price at December 10, 1996) and $24.25 multiplied by the number of Shares underlying the option.

(3) Value is calculated using the difference between $20.375 (1997 SODEP option grant price at June 4, 1999) and $24.25 multiplied by the number of Shares underlying the option.

(4) Value is calculated using the difference between $20.625 (1997 SODEP option price at January 1, 2000) and $24.25 multiplied by the number of Shares underlying the option.

(5) Value is calculated using the difference between $22.375 (1997 SODEP grant price at September 29, 1998) and $24.25 multiplied by the number of Shares underlying the option.

(6) Value is calculated using the difference between $20.625 (1992 Non-Qualified Stock Option Plan option grant price on December 18, 1995) and $24.25 multiplied by the number of Shares underlying the option.

(7) Value is calculated using the difference between $21.750 (1997 SODEP grant price at July 25, 2000) and $24.25 multiplied by the number of Shares underlying the option.

(8) Value is calculated using the difference between $21.250 (1997 SODEP grant price at February 23, 1999) and $24.25 multiplied by the number of Shares underlying the option.

Retirement Benefits_________________

     The following Pension Plan Benefits Table shows the annual benefits payable upon retirement to the Named Executives other than Mr. Bissell under the Company's Retirement Plan and its Supplemental Executive Retirement Plan. The amounts shown assume the executive retires in 2000 at age 65, and that the aggregate benefits are not subject to statutory maximums. Messrs. Greenberg, Mendicino, Chaney, and Bovaird had, respectively, 20 years, 8 years, 36 years, and 5 years of credited service under these Plans at September 30, 2000. Mr. Bissell previously accumulated more than 5 years of credited service with UGI and its subsidiaries before joining AmeriGas Propane, Inc. in 1995. He does not currently participate in the Company's Retirement Plan.

     -------------------------------------------------------------------------------------------------------
                                         Pension Plan Benefits Table
     -------------------------------------------------------------------------------------------------------
                                     Annual Benefit for Years of Credited Service Shown (2)
     -------------------------------------------------------------------------------------------------------
       Final 5-Year
      Average Annual         15           20           25           30           35             40
       Earnings (1)        Years        Years        Years        Years        Years          Years
     -------------------------------------------------------------------------------------------------------
          $  200,000       $ 57,000     $ 76,000     $ 95,000     $114,000     $133,000     $136,800  (3)
     -------------------------------------------------------------------------------------------------------
          $  300,000       $ 85,500     $114,000     $142,500     $171,000     $199,500     $205,200  (3)
     -------------------------------------------------------------------------------------------------------
          $  400,000       $114,000     $152,000     $190,000     $228,000     $266,000     $273,600  (3)
     -------------------------------------------------------------------------------------------------------
          $  500,000       $142,500     $190,000     $237,500     $285,000     $332,500     $342,000  (3)
     -------------------------------------------------------------------------------------------------------
          $  600,000       $171,000     $228,000     $285,000     $342,000     $399,000     $410,400  (3)
     -------------------------------------------------------------------------------------------------------
          $  700,000       $199,500     $266,000     $332,500     $399,000     $465,500     $478,800  (3)
     -------------------------------------------------------------------------------------------------------
          $  800,000       $228,000     $304,000     $380,000     $456,000     $532,000     $547,200  (3)
     -------------------------------------------------------------------------------------------------------
          $  900,000       $256,500     $342,000     $427,500     $513,000     $598,500     $615,600  (3)
     -------------------------------------------------------------------------------------------------------
          $1,000,000       $285,000     $380,000     $475,000     $570,000     $665,000     $684,000  (3)
     -------------------------------------------------------------------------------------------------------
          $1,200,000       $342,000     $456,000     $570,000     $684,000     $798,000     $820,800  (3)
     -------------------------------------------------------------------------------------------------------
          $1,400,000       $399,000     $532,000     $665,000     $798,000     $931,000     $957,600  (3)
     -------------------------------------------------------------------------------------------------------


     (1) Consists of (i) base salary, commissions and cash payments under the Annual Bonus Plan, and (ii) deferrals thereof permitted under the Internal Revenue Code.

     (2) Annual benefits are computed on the basis of straight life annuity amounts. These amounts include pension benefits, if any, to which a participant may be entitled as a result of participation in a pension plan of a subsidiary during previous periods of employment. The amounts shown do not take into account exclusion of up to 35% of the estimated primary Social Security benefit. The Retirement Plan provides a minimum benefit equal to 25% of a participant's final 12-months' earnings, reduced proportionately for less than 15 years of credited service at retirement. The minimum Retirement Plan benefit is not subject to Social Security offset.

     (3) The maximum benefit under the Retirement Plan and the UGI Supplemental Executive Retirement Plan is equal to 60% of a participant's highest consecutive 12 months' earnings during the last 120 months.

Severance Pay Plan for Senior
Executive Employees_________________

     The UGI Corporation Severance Pay Plan for Senior Executive Employees and the AmeriGas Propane, Inc. Executive Employee Severance Pay Plan assist certain senior level employees of the Company and AmeriGas Propane, Inc. in the event their employment is terminated without fault on their part. Benefits are payable to a senior executive covered by either Severance Plan if the senior executive's employment is involuntarily terminated for any reason other than for cause or as a result of the senior executive's death or disability.

     Each Severance Plan provides for cash payments equal to a participant's compensation for a period of time ranging from 3 months to 15 months (30 months in the case of Mr. Greenberg and 18 months in the case of Mr. Bissell), depending on length of service. In addition, a participant receives the cash equivalent of his target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, the Chief Executive Officer has the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, had the participant's entire bonus been contingent on meeting the Company's financial performance goal. Each Plan also provides for separation pay equal to one day's pay for each month of service, not to exceed an amount equal to one year's compensation. Certain employee benefits are continued under the Plan for a period of up to 15 months (30 months in the case of Mr. Greenberg and 18 months in the case of Mr. Bissell). The Company has the option to pay a participant the cash equivalent of those employee benefits.

     In order to receive benefits under the applicable Severance Plan, a senior executive is required to execute a release which discharges the Company and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due the executive under any plan, program or contract binding on UGI or its subsidiaries. The senior executive is also required to cooperate in attending to matters pending at the time of his termination.

Change of Control Arrangements______

     Messrs. Greenberg, Mendicino, and Bovaird each have an agreement with the Company which provides certain benefits in the event of a change of control of the Company. Mr. Bissell and Mr. Chaney each have a similar agreement with AmeriGas Propane, Inc. and UGI Utilities, Inc., respectively. The agreements operate independently of the Severance Plan, continue through July 2004, and are automatically extended in one-year increments thereafter unless, prior to a change of control, the Company terminates an agreement. In the absence of a change of control, each agreement will terminate when, for any reason, the executive terminates his employment with the Company or its subsidiaries.

     A change of control is generally deemed to occur in the following instances:

     . Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (A) the then outstanding shares of Common Stock, or (B) the combined voting power of the Company's then outstanding voting securities; or

     . individuals, who at the beginning of any 24-month period constitute the Board of Directors (the "Incumbent Board") and any new director whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority; or

     . the Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the Company do not own more than 50% of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation; or

     . the Company is liquidated or dissolved.

The agreements covering Mr. Bissell and Mr. Chaney provide benefits upon a change of control of (i) Amerigas Propane, Inc. or its subsidiaries (in the case of Mr. Bissell), and (ii) UGI Utilities, Inc. (in the case of Mr Chaney), in addition to providing benefits in the event of a change of control of the Company.

     The agreements provide for payment of severance benefits if there is a termination of the executive's employment without cause at any time within three years after a change of control. In addition, following a change of control, the executive may elect to terminate his employment without loss of severance benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; the failure of the Company to comply with any of the terms of the agreement; or a substantial relocation or excessive travel requirements.

     An executive terminated with rights to severance compensation under a change of control agreement will receive an amount equal to 1.0 or 1.5 (2.5 in the case of Mr. Greenberg) times his average total cash remuneration for the preceding five calendar years. If the severance compensation payable, either alone or together with other payments to an executive, would constitute "excess parachute payments," as defined in Section 280G of the Internal Revenue Code of 1986, as amended, the executive will also receive an amount to satisfy the executive's additional tax burden. In addition, upon a change of control, the agreement provides for an immediate cash payment equal to the market value of any pending target award under the Company's long-term compensation plan.

Stock Ownership Policy and Indebtedness of Management__________

     The Board of Directors established a policy effective October 1, 1997 that requires individuals in key management positions in the Company and its subsidiaries to own significant amounts of Common Stock. The required levels of ownership begin at 40% of base salary and range up to 450% of base salary for the Company's Chief Executive Officer. The policy is designed to encourage growth in shareholder value by closely linking executives' risks and rewards with the Company's total shareholder return. To assist employees in purchasing Stock to comply with the policy, interest-bearing loans are available from a subsidiary of the Company. Each loan is full recourse to the borrower and is secured by a pledge of the Stock purchased. The loans mature in 10 years.

     Six of the Company's executive officers obtained loans to finance the purchase of Stock to comply with the policy. The largest amounts outstanding under these loans during Fiscal 2000 were: Mr. Greenberg, $1,517,905; Mr. Bissell, $656,034; Mr. Chaney, $515,645; Mr. Mendicino, $508,455; Mr. Bovaird, $327,694; and Mr. Hall, $227,806. The executive officers' outstanding loan amounts as of October 31, 2000 were: Mr. Greenberg, $1,423,413; Mr. Bissell, $649, 385; Mr. Chaney, $504,658; Mr. Mendicino, $467, 711; Mr. Bovaird,
$309,994; and Mr. Hall, $212,841.

Stock Price Information________________________________________

     The closing price of the Company's common stock as reported on the New York Stock Exchange Composite Transactions tape on December 8, 2000 was $23.6250.


--------------------------------------------------------------------------------
                    Item 2-- Ratification of Appointment of
                   Independent Certified Public Accountants
--------------------------------------------------------------------------------

     The Board of Directors appointed Arthur Andersen LLP as independent certified public accountants to examine and report on the consolidated financial statements of the Company for fiscal year 2001 and recommends that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment of Arthur Andersen, the Audit Committee and the Board of Directors will consider the appointment of other independent certified public accountants. One or more representatives of Arthur Andersen will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

--------------------------------------------------------------------------------
                            Item 3 -- Other Matters
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

Glossary________________________________________________________________________


1992 SODEP                                                   UGI Corporation 1992 Stock Option and Dividend
                                                             Equivalent Plan.

1997 SODEP                                                   UGI Corporation 1997 Stock Option and
                                                             Dividend Equivalent Plan.

1997 SODEP Peer Group                                        A group of comparable companies (see description under
                                                             heading "Corporate Performance").

AmeriGas Partners or Partnership                             AmeriGas Partners, L.P., a master limited partnership
                                                             whose Common Units trade on the New York Stock
                                                             Exchange.

AmeriGas Propane                                             AmeriGas Propane, Inc., a subsidiary of the Company
                                                             and the General Partner of AmeriGas Partners, L.P.

Annual Meeting                                               Annual Meeting of Shareholders of UGI Corporation to
                                                             be held February 27, 2001.

Arthur Andersen                                              Arthur Andersen LLP.

Board or Board of Directors                                  Board of Directors of UGI Corporation.

Common Stock or Stock or Shares                              UGI Corporation Common Stock.

Common Unit                                                  A limited partnership interest in AmeriGas Partners,
                                                             L.P.

Dividend Equivalent                                          A dividend equivalent is an amount determined by
                                                             multiplying the number of Shares underlying an option
                                                             granted with Dividend Equivalents by the per-share
                                                             cash dividend, or the per-share fair market value of
                                                             any non-cash dividend, paid by the Company on its
                                                             Shares on a dividend payment date.

Fiscal 2000                                                  The Company's fiscal year ended September 30, 2000.

Named Executives                                             The Company's Chief Executive Officer and each of the
                                                             four other most highly compensated executive officers.

Proxies                                                      Lon R. Greenberg, James W. Stratton and
                                                             Stephen D. Ban, or any one of them.

Retirement Plan                                              Retirement Income Plan for Employees of UGI Utilities,
                                                             Inc.

Securities and Exchange Commission                           The United States Securities and Exchange Commission.
or SEC or Commission

Severance Plan                                               UGI Corporation Severance Pay Plan for Senior
                                                             Executive Employees.

Shareholder                                                  A holder of UGI Common Stock.

UGI or Company                                               UGI Corporation.

Unit                                                         A single unit granted under the UGI Corporation
                                                             Amended and Restated Directors' Equity Compensation Plan
                                                             that represents an interest equivalent to one share of
                                                             Common Stock.

                                  APPENDIX A

                                    CHARTER
                            of the AUDIT COMMITTEE
                         of the BOARD OF DIRECTORS of
                                UGI CORPORATION


     The Board of Directors of UGI Corporation (the "Corporation") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

I.   The Scope of the Audit Committee's Responsibilities

     The Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

     A. To oversee the financial reporting process and the adequacy of controls relative to financial and business risk;

     B. To monitor the independence of the Corporation's independent public accountants and the performance of the independent public accountants and internal audit staff; and

     C. To provide a means for open communication among the Corporation's independent public accountants, management, internal audit staff and Board.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the role or responsibility of the Audit Committee to (i) determine that the Corporation's financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles or (ii) assure compliance with laws and regulations and the Corporation's code of conduct. The primary responsibility for these matters rests with the Corporation's management. Nor is it the duty of the Audit Committee to plan or conduct audits. The independent public accountants and management are responsible for planning and conducting audits of the financial statements.

II.  Composition of the Audit Committee

     A. The Board shall appoint the members of the Audit Committee at the Board's annual organizational meeting and the members shall serve until the next such meeting or until their successors are appointed by the Board. The Board shall designate one member to serve as Chair of the Committee.

     B. The Audit Committee shall be composed of not less than three members who are neither officers nor employees of the Corporation or any of its affiliates. The members will be directors who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. Committee members shall have a basic understanding of finance and accounting and shall be able to read and understand financial statements. One member of the Committee shall have accounting or related financial management expertise. Members of the Audit Committee shall also meet any additional requirements of the principal market or transaction reporting system on which the Corporation's securities are traded or quoted (i.e., New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market).

III.  Meetings of the Audit Committee

      The Audit Committee shall hold at least two regular meetings annually and such other meetings as may be called by the Chair of the Committee or at the request of the independent public accountants, the General Auditor or management. The Chair of the Audit Committee may hold discussions with the independent public accountants, the internal audit staff and management concerning the interim financial statements.

IV.   Responsibilities of the Audit Committee

      The Audit Committee shall have the responsibility to:

      A.  Business and Financial Risks and Internal Controls
          --------------------------------------------------

          .    Discuss with management, the independent public accountants and the internal audit staff the integrity of the financial reporting processes and the adequacy of the system of internal controls, particularly controls in areas that may pose significant financial and business risks;

          .    Monitor compliance with the code of ethical conduct (including its provisions with respect to conflicts of interest) and the procedures to enforce compliance with it; and

          .    Investigate any matter brought to the Committee's attention within the scope of its duties.

     B.   The Independent Public Accountants
          ----------------------------------

          .    Advise the independent public accountants that their ultimate responsibility is to the Board and the Audit Committee, as representatives of the shareholders;

          .    Evaluate annually the effectiveness and objectivity of the independent public accountants and recommend to the Board the engagement or replacement of the independent public accountants;

          .    Request annually from the independent public accountants a formal written statement identifying all relationships between the independent public accountants and the Corporation and its affiliates, discuss with the independent public accountants any disclosed relationships that may impact the objectivity and independence of the independent public accountants, and recommend that the Board take any appropriate action to satisfy itself of the objectivity and independence of the independent public accountants; and

          .    Approve the fees and other compensation paid to the independent public accountants.

     C.   The Financial Reporting Process
          -------------------------------

          .    Oversee the adoption of and changes to major accounting policies;

          .    Meet with the independent public accountants and management to discuss the proposed scope and results of the audit, including any items that the independent public accountants are required by generally accepted auditing standards to discuss with the Audit Committee, such as, any significant changes to accounting policies, the integrity of the financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

          .    Discuss with the independent public accountants, prior to the issuance of the Quarterly Report on Form 10-Q, information relating to the interim financial statements to the extent required by applicable generally accepted auditing standards;

          .    Review and discuss with management and the independent public accountants the Corporation's audited financial statements and the matters required to be discussed with the independent accountants by applicable auditing standards and, based on such review and discussions, recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K; and

          .    Issue to the Board and publish in the Corporation's annual proxy statement the report required by the rules of the Securities and Exchange Commission.

     D.   The Internal Audit Process
          --------------------------

          .    Review, assess and approve the charter for the internal audit function;

          .    Review and approve the annual internal audit plan prepared by the internal audit staff;

          .    Discuss with the internal audit staff any significant changes to, and the implementation of, the internal audit plan and the results of the internal audits; and

          .    Oversee the activities and organizational structure of the internal audit function, including the qualifications of the internal audit staff.

     E.   Other Matters
          -------------

          .    Review and reassess the adequacy of this charter on an annual basis and recommend changes to the Board as needed;

          .    Report to the Board the matters discussed at each meeting of the
          Audit Committee or with the Chair of the Committee;

          .    Keep an open line of communication with management, the internal audit staff, the independent public accountants and the Board;

          .    Retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties; and

          .    Perform other functions as assigned by the Board.

Adopted by UGI Corporation Board of Directors on May 23, 2000.

                                  [ROAD MAP]


  Directions to The Desmond Great Valley Hotel and Conference Center____________

 Directions from Philadelphia. Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

 Directions from South Jersey. Take I-95 South to Route 322 West. Take 322 West to Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

 Directions from Philadelphia Airport. Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

 Directions from Wilmington and Points South (Delaware and Maryland). Take I-95 North to Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

 Directions from New York and Points North. Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

 Directions from Harrisburg and Points West. Take the Pennsylvania Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

                                                              Please mark
                                                             your votes as [X]
                                                              indicated in
                                                              this example


The Board of Directors recommends that you vote "FOR" Numbers 1 and 2.

1. ELECTION OF DIRECTORS

         FOR              WITHHOLD      J.W. Stratton, S.D. Ban, R.C. Gozon,
    all nominees         AUTHORITY      L.R. Greenberg, T.F. Donovan, M.O. Schlanger, A. Pol
  (except as noted)   (all nominees)    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike
      [_]                  [_]          a line through the nominee's name in the list above.)

2. RATIFICATION OF APPOINTMENT OF ARTHUR
   ANDERSEN LLP AS INDEPENDENT PUBLIC
   ACCOUNTANTS

    FOR      AGAINST    ABSTAIN

    [_]       [_]          [_]

                                                  When shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign the
                                                  full corporate name by duly
                                                  authorized officer.

                                                  ______________________________
                                                  Signature(s)

                                                  Date__________________________


                             FOLD AND DETACH HERE



[LOGO] UGI
       CORPORATION

       Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's February 27, 2001 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Brendan P. Bovaird
                                          Corporate Secretary

       -----------------------------------------------------------------------
             UGI News & Reports             You can obtain news and other
           ---------------------            information about UGI and our
        24 Hours a day -- Every day!   majority-owned AmeriGas Partners, L.P.
             1-800-UGI-9453 or              conveniently by telephone or
             www.ugicorp.com                      by the Internet.
       -----------------------------------------------------------------------

PROXY                                                                      PROXY

                                UGI CORPORATION

                   Proxy Solicited by the Board of Directors

The undersigned hereby appoints James W. Stratton, Lon R. Greenberg and Stephen
D. Ban, or any of them, with full power of substitution, as proxies to represent and vote all shares of UGI Common Stock of the undersigned, including any shares credited under the UGI Dividend Reinvestment Plan, at the Annual Meeting of Shareholders of UGI Corporation to be held February 27, 2001, and any adjournments of the Annual Meeting, as indicated on the reverse side of this proxy card and, in their discretion, upon any other matters that arise at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                                    (Continued and to be signed on reverse side)

                             FOLD AND DETACH HERE

                                                              Please mark
                                                             your votes as [X]
                                                              indicated in
                                                              this example


The Board of Directors recommends that you vote "FOR" Numbers 1 and 2.

1. ELECTION OF DIRECTORS

         FOR              WITHHOLD      J.W. Stratton, S.D. Ban, R.C. Gozon,
    all nominees         AUTHORITY      L.R. Greenberg, T.F. Donovan, M.O. Schlanger, A. Pol
  (except as noted)   (all nominees)    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike
      [_]                  [_]          a line through the nominee's name in the list above.)

2. RATIFICATION OF APPOINTMENT OF ARTHUR
   ANDERSEN LLP AS INDEPENDENT PUBLIC
   ACCOUNTANTS

    FOR      AGAINST    ABSTAIN

    [_]       [_]          [_]

                                                  When shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign the
                                                  full corporate name by duly
                                                  authorized officer.

                                                  ______________________________
                                                  Signature(s)

                                                  Date__________________________


                             FOLD AND DETACH HERE



[LOGO] UGI
       CORPORATION

       Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's February 27, 2001 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Brendan P. Bovaird
                                          Corporate Secretary

       -----------------------------------------------------------------------
             UGI News & Reports             You can obtain news and other
           ---------------------            information about UGI and our
        24 Hours a day -- Every day!   majority-owned AmeriGas Partners, L.P.
             1-800-UGI-9453 or              conveniently by telephone or
             www.ugicorp.com                      by the Internet.
       -----------------------------------------------------------------------

PROXY                                                                      PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI Utilities, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 27, 2001, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 22, 2001, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

                                    (Continued and to be signed on reverse side)
                             FOLD AND DETACH HERE

                                                              Please mark
                                                             your votes as [X]
                                                              indicated in
                                                              this example


The Board of Directors recommends that you vote "FOR" Numbers 1 and 2.

1. ELECTION OF DIRECTORS

         FOR              WITHHOLD      J.W. Stratton, S.D. Ban, R.C. Gozon,
    all nominees         AUTHORITY      L.R. Greenberg, T.F. Donovan, M.O. Schlanger, A. Pol
  (except as noted)   (all nominees)    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike
      [_]                  [_]          a line through the nominee's name in the list above.)

2. RATIFICATION OF APPOINTMENT OF ARTHUR
   ANDERSEN LLP AS INDEPENDENT PUBLIC
   ACCOUNTANTS

    FOR      AGAINST    ABSTAIN

    [_]       [_]          [_]

                                                  When shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign the
                                                  full corporate name by duly
                                                  authorized officer.

                                                  ______________________________
                                                  Signature(s)

                                                  Date__________________________


                             FOLD AND DETACH HERE



[LOGO] UGI
       CORPORATION

       Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's February 27, 2001 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Brendan P. Bovaird
                                          Corporate Secretary

       -----------------------------------------------------------------------
             UGI News & Reports             You can obtain news and other
           ---------------------            information about UGI and our
        24 Hours a day -- Every day!   majority-owned AmeriGas Partners, L.P.
             1-800-UGI-9453 or              conveniently by telephone or
             www.ugicorp.com                      by the Internet.
       -----------------------------------------------------------------------

PROXY                                                                      PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my AmeriGas Propane, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 27, 2001, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 22, 2001, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.


                                    (Continued and to be signed on reverse side)
                             FOLD AND DETACH HERE